EXHIBIT 16.1

RBSM LLP
CERTIFIED PUBLIC ACCOUNTANTS
NEW YORK, NEW YORK

                                                                                     November 27, 2007

Securities and Exchange Commission
Washington, DC  20549

Re:  China Holdings, Inc.
File  No. 333-119034

Dear Sir or Madam:

           We have read Item 4.01 of the Form 8-K of China Holdings, Inc. (formerly China Health Holdings, Inc.)  dated November 26, 2007 and agree with the statements relating only to RBSM LLP (formerly Russell Bedford Stefanou Mirchandani LLP)  , Certified Public Accountants, contained therein.

By:	/s/ RBSM LLP